Exhibit 10.8(b)

NEVRO CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of this «Day» day of «Month», «Year» (the “Grant Date”), by and between Nevro Corporation, a Delaware corporation (the “Company”) and «Optionee» (“Optionee”).

WHEREAS, the Company, pursuant to the Nevro Corporation 2007 Stock Incentive Plan (the “Plan”), wishes to grant this stock option to Optionee;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company at the price of $«Per_Share» per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than 100% of the Fair Market Value of each such Share on the date of this Agreement.  The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Capitalized terms used in this Agreement which are not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.             Duration and Exerciseability.  The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten years from the date hereof.  Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee in cumulative installments as follows:

Twenty-five percent (25%) of the shares subject to the Option (rounded down to the next whole number of shares) shall vest on the first anniversary of the Vesting Commencement Date and 1/48th of the shares subject to the Option shall vest monthly thereafter so that one hundred percent (100%) of the shares subject to the Option are vested on the fourth anniversary of the Vesting Commencement Date.

Vesting Commencement Date: «Vesting_Start_Date»

During the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.  The vesting of the Option is subject to acceleration under the circumstances described in Section 4.

3.             Effect of Termination of Relationship with the Company.

(a)           In the event that Optionee shall cease to be employed by the Company or its subsidiaries, for any reason other than Optionee’s gross and willful misconduct or Optionee’s death or disability, Optionee shall have the right to exercise the Option at any time within three months after such termination of employment to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b)           In the event that Optionee shall cease to be employed by the Company or its subsidiaries by reason of Optionee’s gross and willful misconduct during the course of his/her employment with the Company (as reasonably determined by the Company), the Option shall terminate as of the date of the misconduct and shall not be exercisable thereafter.

(c)           If Optionee shall die while employed by the Company or its subsidiaries, or within three months after termination of his/her employment with the Company for any reason other than gross and willful misconduct, or if Optionee’s employment with the Company is terminated because the Optionee has become disabled within the meaning of Section 22(e)(3) of the Code, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within twelve months after the date of Optionee’s death or termination of employment because of disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of his/her employment, if earlier) or termination of Optionee’s employment because of disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

(d)           With respect to the Option and any other incentive stock option granted to Optionee, Optionee understands that to the extent that the aggregate Fair Market Value (determined as of the date of the Option and each other such incentive stock option) of the shares of Common Stock issuable upon exercise of the Option and all other incentive stock options which become exercisable for the first time by Optionee during any calendar year exceeds $100,000, then, in accordance with Section 422(d) of the Code, the portion of the Option and any such other incentive stock options that exceed $100,000 shall be treated as options that do not qualify as incentive stock options.

(e)           For purposes of this Agreement Optionee’s employment will cease when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) a termination where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (b) a termination where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Optionee and the Company or any Subsidiary, or (c) if the Optionee continues to serve as a member of the Board of Directors of the Company or a Subsidiary, in which case Optionee’s employment will cease on the date Optionee no longer is employed by the Company or any Subsidiary, no longer performs services as a consultant, or is no longer a member of the Board of Directors of the Company or any Subsidiary.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to terminations of employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a termination of employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an consultant or other change in the employee-employer relationship shall constitute a termination of employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

4.             Change in Control

(a)           In the event that a “Change in Control” (as hereinafter defined) occurs, (i) all outstanding Options shall be subject to the agreement pursuant to which such Change in Control is consummated and (ii) the vesting schedule of the Options held by Optionee shall accelerate such that on the date the Change in Control is completed, 50% of any then-unvested shares subject to the Options held by Optionee shall immediately vest, irrespective of which of the provisions described in clauses (i) through (v) below are set forth in the agreement pursuant to which such Change in Control is consummated (except in the case of clause (iv), in which case 100% of the Options would become vested).  Such agreement shall provide for one or more of the following:

(i)            The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii)           The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iii)          The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iv)          Full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options.  The full exercisability of such Options and full vesting of the Shares subject to such Options may be contingent on the closing of such Change in Control.  The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such Change in Control, unless (A) a shorter period is required to permit a timely closing of such Change in Control and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise such Options.  Any exercise of such Options during such period may be contingent on the closing of such Change in Control.

(v)           The cancellation of such outstanding Options and a payment to the Optionee equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such Change in Control over (B) their aggregate exercise price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing service to the Company or its affiliates, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become exercisable or such Shares would have vested.  If the aggregate exercise price of the Shares subject to such Options exceeds the Fair Market Value of such Shares by greater than ten percent (10%) of the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionee.  For purposes of this Section 4(a)(v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(b)           A “Change in Control” of the Company shall mean (i) any reorganization, consolidation or merger of the Company with or into any other corporation or other entity or person, by means of any transaction or series of related transactions, in which the Company’s stockholders as constituted immediately prior to such transaction(s) hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; (ii) a sale of all or substantially all of the assets of the Company; or (iii) the determination of a majority of the Continuing Directors, in their sole and absolute discretion, that there has been a Change in Control.  Notwithstanding the foregoing, a transaction shall not constitute a “Change in Control” if: (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (iii) it constitutes the Company’s initial public offering of its securities or (iv) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Company’s Board of Directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

(c)           “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

5.             Manner of Exercise.

(a)           The Option may only be exercised by Optionee or other proper party within the option period by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

(b)           Optionee may, pay the option price in (i) cash, (ii) by check, (iii) with the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, (iv) with the consent of the Committee, surrender of a number of Shares with a Fair Market Value equal to the exercise price, or (vi) with the consent of the Committee delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)           The exercise of the Option is contingent upon receipt from Optionee (or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Optionee’s intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to the Option shall have been properly registered under the Securities Act and all applicable state securities laws.  Such representation shall be in writing and in such form as the Company may reasonably request.  The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

6.             Voting Rights.   With respect to any Shares obtained upon exercise of all or any portion of the Option, the Optionee (or, in the event the Option is exercised after the date of his death or termination of employment because of a disability, the Optionee’s legal representative, guardian or any person to whom the Option is transferred by will or the applicable laws of descent and distribution) will grant to the chief executive officer of the Company an irrevocable proxy to vote such Shares.   For each Share, the proxy will be in effect for two years commencing on the date of exercise of the Option or portion thereof which resulted in the purchase of such Share.   The proxy will continue to apply to the Shares upon transfer to a Transferee (as defined below).    Notwithstanding the above, each proxy granted under this Section 6 will automatically expire in the event that the Common Stock is readily tradable on an established securities market.

7.             Right of First Refusal.

(a)           Right of First Refusal.  In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares.  If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written transfer notice (a “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the “Transferee”) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws.  The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares.  The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)           Transfer of Shares.  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound.  Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above.  If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)           Additional or Exchanged Securities and Property.  In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 7 shall immediately be subject to the Right of First Refusal.  Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(d)           Termination of Right of First Refusal.  Any other provision of this Section 7 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)           Permitted Transfers.  This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.  If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.  For purposes of this Agreement, “Immediate Family” shall include the ancestors, descendants, siblings and spouse of the Optionee.

(f)            Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefore have been delivered as required by this Agreement.

(g)           Assignment of Right of First Refusal.  The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part.  Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 7.

8.             Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 8.

9.             Adjustments.  In the event that there is any change in the Common Stock or corporate structure of the Company as a result of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made in accordance with the provisions of Section 4(c) of the Plan in order to prevent dilution or enlargement of Option rights.

10.          Miscellaneous.

(a)           The Option is issued pursuant to the Plan and is subject to its terms.  In the event that any of the terms of this Option conflict or are inconsistent in any respect with the terms of the Plan, the Plan terms shall control.  Optionee hereby acknowledges receipt of a copy of the Plan.  The Plan is also available for inspection during business hours at the principal office of the Company.

(b)           This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time.  Optionee shall have none of the rights of a stockholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the Option.

(c)           The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof.  The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the Company shall have no obligation to register the issuance or sale of the Shares for such purpose.

(d)           Subject to Section 7 of this Agreement, if Optionee shall dispose of any of the Shares acquired upon exercise of the Option within two years from the date hereof or within one year after exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction that may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such Shares, the number of Shares so disposed of, and the consideration, if any, received for such Shares.  In order to comply with all applicable federal and state income tax laws and regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

NEVRO CORPORATION

By:
Name:	Andrew Galligan
Title:	Chief Financial Officer

«Optionee»